UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2018 (May 16, 2018)

PGT Innovations, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1070 Technology Drive, North Venice, Florida, 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2018, the Company held its 2018 annual meeting of shareholders (the "Annual Meeting").  As of April 13, 2018, the record date for the Annual Meeting, there were 50,353,618 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting, of which 48,204,059 shares were represented at the Annual Meeting in person or by proxy, constituting a quorum.  At the Annual Meeting, the Company's shareholders:  (i) elected each of the three director nominees to serve as directors until the expiration of such director's term at the Company's 2021 annual meeting of shareholders and until such director's successor is duly elected and qualified, or until such director's earlier resignation, removal from office or death; and (ii) ratified the appointment of KPMG, LLP as the Company's independent auditors for the fiscal year ending December 31, 2018, having cast the following votes:

Proposal 1 –  Election of directors

Director Name	For	Against	Abstaining	Broker Non-Votes
Floyd F. Sherman	39,025,472	2,034,572	17,607	7,126,408
Rodney Hershberger	38,712,748	2,347,297	17,606	7,126,408
Sheree L. Bargabos	40,766,432	292,963	18,256	7,126,408

Proposal 2 –  Ratification of KPMG, LLP as the Company's independent registered public accounting firm for 2018

	For	Against	Abstaining	Broker Non-Votes
Ratify KPMG LLP	48,169,162	20,664	14,233	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

	By:	/s/ Brad West
Name: Brad West
Title: Chief Financial Officer and Senior Vice President
Dated: May 21, 2018